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                                                                   EXHIBIT 10.65

                                                                  EXECUTION COPY


                             STOCKHOLDERS AGREEMENT

         THIS STOCKHOLDERS AGREEMENT (this "Agreement") is made as of June 14, 1999 by and among TA MergerCo, Inc., a Delaware corporation ("MergerCo"), each of the Persons listed on the signature pages attached hereto, and each of the other Persons who hereafter agree to become party to and bound by this Agreement (collectively, the "Stockholders"). Capitalized terms used but not otherwise defined herein are defined in Section 9 hereof or, in the case of Section 1(a)(vi) herein, in the form of Amended and Restated Certificate of Incorporation of the Company (the "Charter") attached to the Merger Agreement (as defined below).

         WHEREAS, MergerCo has been formed for the purpose of merging (the "Merger") with and into Physicians' Specialty Corp., a Delaware corporation ("Target") pursuant to the terms, and subject to the conditions, set forth in the Agreement and Plan of Merger, dated as of the date hereof, by and among MergerCo and Target, as amended from time to time (the "Merger Agreement").

         WHEREAS, by virtue of the Merger, Target will become the successor to all of the rights, interests, duties and obligations of MergerCo, including, without limitation, those arising under this Agreement, and after the Merger, Target shall be deemed to be a party to this Agreement and all references in this Agreement to MergerCo or the "Company" shall be deemed to be references to Target.

         WHEREAS, the Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) establishing the composition of the Company's board of directors (the "Board"), (ii) assuring continuity in the management and ownership of the Company and (iii) limiting the manner and terms by which certain securities of the Company may be transferred.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1.       Board of Directors.

                  (a) From and after the date hereof and until the provisions of this Section 1 cease to be effective, each Stockholder shall vote all of his or its Stockholder Shares and any other voting securities of the Company over which such Stockholder has voting control and shall take all other necessary or desirable actions within his or its control (whether in his or its capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), in order to cause:


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                           (i)      the authorized number of directors on the
         Board to be the amount necessary to allow for the designations provided for pursuant to Section 1(a)(ii) below;

                           (ii) the following persons to be elected to the Board (each a "Director"):

                                    (A) up to two representatives to be
                  designated by the holders of a majority of the TA Shares from time to time (the "TA Directors"), with Richard Tadler and David Lang serving as the initial TA Directors;

                                    (B) Subject to the proviso set forth in
                  Section 1(a)(viii), up to two representatives who are to be initially jointly designated by, and mutually acceptable to, the holders of a majority of each of the TA Shares and the Management Shares (the "Independent Directors"), with the initial Independent Directors to be determined prior to the Effective Time of the Merger (as defined in the Merger Agreement) by agreement of the persons who will serve as the initial TA Directors and the initial Management Directors (as hereinafter defined); and

                                    (C) up to three representatives designated
                  by the holders of a majority of the Management Shares from time to time (the "Management Stock Directors"), with Ramie A. Tritt, M.D., Gerald R. Benjamin, and Richard D. Ballard serving as the initial Management Directors;

                           (iii) the Chairman of the Board of Directors (the "Chairman") to be one of the Directors designated pursuant to Section 1(a)(ii) above and who is designated by a majority of the Board of Directors to serve in such capacity, with Ramie A. Tritt, M.D., serving as the initial Chairman;

                           (iv)     the establishment of a compensation
         committee (the "Compensation Committee") comprised of one TA Director (to be selected by unanimous vote of the TA Directors), one Management Director (to be selected by majority vote of the Management Directors) and one Independent Director (to be selected by unanimous vote of the TA Directors); with the Compensation Committee being empowered with, to the fullest extent permitted by law, but subject to any specific limitations imposed by the Charter or the By-laws of the Company or a resolution of the Board, all of the authority granted to the Board in determining policies, practices and procedures relating to the compensation of executive officers and other managerial and key employees of the Company and its Subsidiaries and the establishment and administration of employee benefit plans and stock option plans;

                           (v) the removal from the Board (with or without cause) of any TA Director(s) upon the written request of the holders of a majority of the TA Shares (it being explicitly understood by the parties hereto that the TA Directors constitute the "Convertible Stock Director Designees" (as defined in the Charter));


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                           (vi)     the removal from the Board (with or without
         cause) of any Independent Director(s) upon the written request of the holders of a majority of each of the TA Shares and Management Shares; provided, however, that in the event the Company: (A) breaches in any material respect a covenant under Section A.8 or Section B.6 of its Charter, which breach shall not have been cured within 30 days after receipt of notice in writing by the Company specifying such breach; (B) fails, for any reason other than (i) due to any action or inaction of a holder or representative of a holder of Convertible Preferred Stock or Redeemable Preferred Stock or (ii) as a result of restrictions on redemption set forth in the Charter, to effect a redemption of the Convertible Preferred Stock or Redeemable Preferred Stock on a Convertible Redemption Date or Redeemable Redemption Date, as the case may be; or (C) any "material event of default" (which term shall be defined prior to the closing of the Merger in a schedule to be attached hereto based upon the mutual agreement of the TA Investors and Management Stockholders holding a majority of the Management Shares) under the Company's loan agreements governing the Senior and Subordinated Debt to be issued in connection with the Merger (collectively, an "Event of Default"), then in each such case the removal from the Board (with or without cause) of any Independent Director(s) shall then and thereafter occur upon the written request of the holders of a majority of the TA Shares (and shall not require the request or consent of any holders of Management Shares);

                           (vii) the removal from the Board (with or without cause) of any Management Director upon the written request of the holders of a majority of the Management Shares; and

                           (viii) in the event that any representative designated hereunder resigns or for any other reason ceases to serve as a member of the Board during his term of office, the filling of the resulting vacancy by a representative designated by the Person or Persons originally entitled to designate such director pursuant to Section l(a)(ii) above; provided, however, that if an Event of Default has occurred and an Independent Director is removed from the Board following a written request of the holders of a majority of the TA Shares pursuant to Section 1(a)(vi) above, the resulting vacancy shall instead be filled by a representative designated by holders of a majority of the TA Shares, after which time the holders of a majority of the TA Shares shall have the sole right to designate the Independent Directors pursuant to Section 1(a)(ii)(B) above.

                  (b) There shall be at least four meetings of the Board during every fiscal year, at least one of which shall be held in each 120-day period during the Company's fiscal year. The Company shall pay all reasonable out-of-pocket expenses incurred by each Director in connection with attending regular and special meetings of the Board, the board of directors of any Subsidiary of the Company and any committee thereof upon submission of appropriate documentation of such expenses. So long as any Director designated hereunder serves on the Board and for at least three years thereafter, the Company shall use commercially reasonable efforts to maintain directors and officers indemnity insurance coverage satisfactory to the holders of a majority of the TA Shares,


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and the Company's certificate of incorporation and bylaws shall provide for indemnification and exculpation of Directors to the fullest extent permitted under applicable law.


         2. Representations and Warranties of Stockholders. Each Stockholder represents and warrants that (i) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, and other laws affecting the enforcement of creditor's rights generally and by general principles of equity, (ii) such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement, (iii) all Stockholder Shares have been acquired by such Stockholder for investment and not with a view to the sale or distribution thereof within the meaning of the Securities Act, (iv) such Stockholder has no present intention of selling or otherwise disposing of any of the Stockholder Shares for his or its own account, and (v) such Stockholder has been advised that the Stockholder Shares have not been registered with the Securities and Exchange Commission and may not be offered, sold or otherwise transferred except in compliance with the Securities Act. No holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

         3.       Restrictions on Transfer of Stockholder Shares.

                  (a) First Refusal Rights. At least 20 days prior to any sale, transfer, assignment, pledge or other disposal (a "Transfer") of Stockholder Shares by any Management Stockholder other than (i) pursuant to a Public Sale, (ii) a Transfer to the Company or (iii) a Transfer pursuant to
Section 3(c) or Section 4, the Management Stockholder desiring such Transfer (the "Transferor") shall deliver a written notice (the "Transfer Notice") to the Company of its desire to Transfer Stockholder Shares of such class, specifying in reasonable detail the identity of the prospective transferee(s), the number of shares to be transferred and the terms and conditions of the Transfer, including the proposed price per Stockholder Share of such class (which price shall be payable solely in cash at the closing of the transaction or in installments over time). The Transferor's Transfer Notice shall constitute an irrevocable offer to sell all, but not less than all, of the Stockholder Shares subject to such Transfer Notice (the "Offered Shares") to the Company or its assigns on the basis described below, at a purchase price equal to the price contained in the Transfer Notice. The Company or its assigns may elect to purchase all, but not less than all, of the Offered Shares, upon the same terms and conditions as those set forth in the Transfer Notice (the "Right of First Refusal"), by delivering a written notice (the "Acceptance Notice") of such election to the Transferor within 10 days (the "Right of First Refusal Election Period") after the Transfer Notice has been received by the Company. The closing of the purchase of any Offered Shares pursuant to this Section 3(a) shall take place within 30 days after the date on which the Transferor receives the Acceptance Notice. Subject to the provisions of Section 3(b) below, if the Company or its assigns does not elect to purchase all of the Offered Shares, then the Transferor may transfer all, but not less than all, of the Offered Shares to the

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transferee(s) identified in the Transfer Notice for (i) a price no less than the price specified in the Transfer Notice and (ii) other terms no more favorable to the transferee(s) thereof than as specified in the Transfer Notice; provided, however, that such Transfer must be completed within the 120-day period immediately following the date on which the Transfer Notice has been received by the Company. Any Offered Shares not transferred within such 120-day period will be again subject to the provisions of this Section 3(a) upon subsequent transfer.

                  (b)      Participation Rights.

                           (i)      In the event that a Management Stockholder
desires to Transfer any Stockholder Shares (other than (i) pursuant to a Public Sale or (ii) a Transfer pursuant to Section 3(c) or Section 4), and the Right of First Refusal is not exercised by the Company or its assigns with respect to all of the Offered Shares, then such Management Stockholder (hereinafter, the "Transferor") may Transfer such Stockholder Shares only pursuant to and in accordance with the terms of this Section 3(b)(i). Within 5 days of the expiration of the Right of First Refusal Election Period, the Transferor shall deliver a written notice (the "Sale Notice") to the Company, the TA Investors and such other Management Stockholders who at the time of receipt of such Sale Notice beneficially own at least 2.5% of the outstanding Stockholder Shares (as reflected in the stock record books of the Company) (the "Principal Management Stockholders"), with such Sale Notice specifying in reasonable detail the identity of the prospective transferee(s), the Stockholder Shares to be sold and the terms and conditions of the Transfer. In the event that either a TA Investor or Principal Management Stockholder holds (x) the class of Stockholder Shares which are to be transferred, (y) securities convertible, exchangeable or exercisable for the class of Stockholder Shares which are to be transferred, or
(z) securities into which the class of Stockholder Shares which are to be transferred are convertible, exchangeable or exercisable, then such TA Investor(s) and/or Principal Management Stockholder(s), as the case may be, may elect to participate in the contemplated Transfer by delivering written notice of such election to the Transferor within 15 days after its receipt of the Sale Notice. If any TA Investor or Principal Management Stockholder has elected to participate in such Transfer (a "Participating Stockholder"), the Transferor and each Participating Stockholder will be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Stockholder Shares of such class, or securities convertible, exchangeable or exercisable for Stockholder Shares of such class (or securities into which such class of Stockholder Shares are convertible, exchangeable or exercisable), equal to the product of (i) the quotient determined by dividing the number of Stockholder Shares of such class and securities convertible, exchangeable or exercisable for Stockholder Shares of such class held by such Transferor or Participating Stockholder by the aggregate number of Stockholder Shares of such class and securities convertible, exchangeable or exercisable for Stockholder Shares of such class owned by the Transferor and all Participating Stockholders and (ii) the number of Stockholder Shares of such class and securities convertible, exchangeable or exercisable for Stockholder Shares of such class to be sold in the contemplated Transfer; provided, that Stockholder Shares which have not vested (and will not vest as a result of such transaction) or are subject to repurchase by the Company for less than fair market value shall not be counted as Stockholder Shares for purposes of the above calculation. The Transferor shall use its best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Participating

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Stockholder(s) in any contemplated Transfer, and the Transferor shall not
Transfer any of its Stockholder Shares to the prospective transferee(s) unless
(1) the prospective transferee(s) agrees to allow the participation of the Participating Stockholder(s) or (2) the Transferor agrees to purchase the number of such class of Stockholder Shares from any Participating Stockholder which the Participating Stockholder would have been entitled to sell pursuant to this
Section 3(b)(i). If any securities convertible, exchangeable or exercisable for Stockholder Shares are included in any Transfer under this Section 3(b)(i), the purchase price for such securities shall be equal to the full purchase price determined hereunder for the Stockholder Shares covered by the portion of such securities to be transferred, adjusted by the aggregate exercise price for such shares. Each Stockholder transferring Stockholder Shares pursuant to this
Section 3(b)(i) shall be obligated to join on a pro rata basis (based on the number of Stockholder Shares to be sold) in any indemnification or other obligations that are part of the terms and conditions of the Transfer (other than any such obligations that relate specifically to a particular Stockholder, such as indemnification with respect to representations and warranties regarding a Stockholder's title to and ownership of Stockholder Shares); provided, that no Stockholder shall be obligated in connection with any Transfer to agree to any indemnification in an amount in excess of the net proceeds received by such Stockholder in such Transfer.

                           (ii)     In the event that a TA Investor or TA
Investors desire to Transfer in excess of 50% of the Stockholder Shares held by such TA Investor or TA Investors (other than (i) pursuant to a Public Sale or
(ii) a Transfer pursuant to Section 3(d) or Section 4), then such TA Investor or TA Investors (hereinafter, the "TA Transferor") may Transfer such Stockholder Shares only pursuant to and in accordance with the terms of this Section 3(b)(ii). The TA Transferor shall deliver a written notice (the "TA Sale Notice") to the Company and each Principal Management Stockholder, with such TA Sale Notice specifying in reasonable detail the identity of the prospective transferee(s), the Stockholder Shares to be sold and the terms and conditions of the Transfer. In the event that a Principal Management Stockholder holds (x) the class of Stockholder Shares which are to be transferred, (y) securities convertible, exchangeable or exercisable for the class of Stockholder Shares which are to be transferred, or (z) securities into which the class of Stockholder Shares which are to be transferred are convertible, exchangeable or exercisable, then such Principal Management Stockholder may elect to participate in the contemplated Transfer by delivering written notice of such election to the TA Transferor within 15 days after its receipt of the TA Sale Notice. If any Principal Management Stockholder has elected to participate in such Transfer (a "Management Participating Stockholder"), the TA Transferor and each Management Participating Stockholder will be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Stockholder Shares of such class, or securities convertible, exchangeable or exercisable for Stockholder Shares of such class (or securities into which such class of Stockholder Shares are convertible, exchangeable or exercisable), equal to the product of (i) the quotient determined by dividing the number of Stockholder Shares of such class and securities convertible, exchangeable or exercisable for Stockholder Shares of such class held by such TA Transferor or Management Participating Stockholder by the aggregate number of Stockholder Shares of such class and securities convertible, exchangeable or exercisable for Stockholder Shares of such class owned by the TA Transferor and all Management Participating Stockholders and
(ii) the number of Stockholder

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Shares of such class and securities convertible, exchangeable or exercisable for
Stockholder Shares of such class to be sold in the contemplated Transfer; provided, that Stockholder Shares which have not vested (and will not vest as a result of such transaction) or are subject to repurchase by the Company for less than fair market value shall not be counted as Stockholder Shares for purposes of the above calculation. The TA Transferor shall use its best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Management Participating Stockholder(s) in any contemplated Transfer, and the TA Transferor shall not Transfer any of its Stockholder Shares to the prospective transferee(s) unless (1) the prospective transferee(s) agrees to allow the participation of the Management Participating Stockholder(s) or (2) the TA Transferor agrees to purchase the number of such class of Stockholder Shares from any Management Participating Stockholder which the Management Participating Stockholder would have been entitled to sell pursuant to this Section 3(b)(ii). If any securities convertible, exchangeable or exercisable for Stockholder
Shares are included in any Transfer under this Section 3(b)(ii), the purchase price for such securities shall be equal to the full purchase price determined hereunder for the Stockholder Shares covered by the portion of such securities to be transferred, adjusted by the aggregate exercise price for such shares.
Each Stockholder transferring Stockholder Shares pursuant to this Section 3(b)(ii) shall pay his or its pro rata share (based on the number of Common Stockholder Shares to be sold) of the expenses incurred by the Stockholders in connection with such transfer. Each Management Participating Stockholder transferring Stockholder Shares pursuant to this Section 3(b)(ii) shall be obligated to join on a pro rata basis (based on the number of Stockholder Shares to be sold) in any indemnification or other obligations that are part of the terms and conditions of the Transfer (other than any such obligations that relate specifically to a particular Stockholder, such as indemnification with respect to representations and warranties given by a Stockholder regarding such Stockholder's title to and ownership of Stockholder Shares); provided, that no Stockholder shall be obligated in connection with any Transfer to agree to indemnification in an amount in excess of the net proceeds received by such Stockholder in such Transfer.

                  (c) Permitted Management Transfers. The restrictions contained in this Section 3 shall not apply with respect to (i) any Transfer of Stockholder Shares by any Management Stockholder pursuant to applicable laws of descent and distribution or (ii) any Transfer of Stockholder Shares by any Management Stockholder of up to 50% of the Stockholder Shares held by such Management Stockholder (as of the effective date of the Merger) made to either the members of such Management Stockholder's Family Group or to other Management Stockholders; provided, that the restrictions contained in this Section 3 shall continue to be applicable to the Stockholder Shares after any of the foregoing Transfers; and provided, further, that the transferees of such Stockholder Shares shall have agreed in writing to be bound by the provisions of this Agreement, to the extent that they are not already bound, which affect the Stockholder Shares so transferred. All transferees permitted under this Section 3(c) are collectively referred to herein as "Permitted Management Transferees." Each Permitted Management Transferee shall be deemed a Management Stockholder for purposes of this Agreement.

                  (d) Permitted TA Transfers. The restrictions contained in this Section 3 shall not apply with respect to any Transfer of Stockholder Shares by any TA Investor to any other TA Investor; provided,

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that the restrictions contained in this Section 3 shall continue to be applicable to the Stockholder Shares after any of the foregoing Transfers; and provided, further, that the transferees of such Stockholder Shares shall have agreed in writing to be bound by the provisions of this Agreement, to the extent that they are not already bound, which affect the Stockholder Shares so transferred. All transferees permitted under this Section 3(d) are collectively referred to herein as "Permitted TA Transferees." Each Permitted TA Transferee shall be deemed a TA Investor for purposes of this Agreement.

                  (e) Other Agreements. Notwithstanding anything herein to the contrary, the rights of any Management Stockholder or TA Investor to Transfer any Stockholder Shares pursuant to the terms of this Agreement shall be subject to all such other limitations and restrictions, if any, to which such Stockholder or such Stockholder Shares are subject.

                  (f) Transfers in Violation of Agreement; Termination of Restrictions. Any transfer or attempted transfer of any Stockholder Shares in violation of any provision of this Section 3 shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose. The restrictions set forth in this Section 3 shall continue with respect to each Stockholder Share until the earlier of (i) the transfer of such Stockholder Share in a Public Sale, or (ii) the consummation of a Sale of the Company or a Qualified Public Offering.

         4.       Sale of the Company.

                  (a) Subject to Section 4(b) below, if the Board and the holders of a majority of the TA Shares approve a Sale of the Company to any non-Affiliates of the Company or the TA Investors (an "Approved Sale"), each holder of Stockholder Shares shall vote for, consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as a (i) merger or consolidation, each holder of Stockholder Shares shall waive any dissenters' rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of stock, each holder of Stockholder Shares shall agree to sell all of his Stockholder Shares and rights to acquire Stockholder Shares on the terms and conditions approved by the Board and the holders of a majority of the TA Shares. Each holder of Stockholder Shares shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as reasonably requested by the Company and the TA Investors.

                  (b) The obligations of the holders of Stockholder Shares set forth in Section 4(a) above with respect to an Approved Sale of the Company are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, all of the holders of each class of Stockholder Shares shall receive the same form and amount of consideration per share of Stockholder Shares as the other holders of such class, or if any holders of a class of Stockholder Shares are given an option as to the form and amount of consideration to be received, all holders of such class shall be given the same option; and (ii) all holders of then currently exercisable rights to acquire Stockholder Shares shall be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of


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Stockholder Shares or (B) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of a class of Stockholder Shares received by holders of such class of Stockholder Shares in connection with the Approved Sale less the exercise price per share of such class of Stockholder Shares of such rights to acquire such class of Stockholder Shares by (2) the number of shares of such class of Stockholder Shares represented by such rights.

                  (c) If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Stockholder Shares shall, at the request of the Company, appoint a "purchaser representative" (as such term is defined in Rule 501) reasonably acceptable to the Company and the Company shall pay the fees of such purchaser representative.

                  (d) Each Stockholder transferring Stockholder Shares pursuant to this Section 4 will bear his or its pro rata share (based upon the number of Common Stockholder Shares to be sold) of the costs of any sale of Stockholder Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all such holders of Stockholder Shares and are not otherwise paid by the Company or the acquiring party. Each Stockholder transferring Stockholder Shares pursuant to this Section 4 shall be obligated to join on a pro rata basis (based on the number of Common Stockholder Shares to be sold) in any indemnification or other obligations that are part of the terms and conditions of the Approved Sale (other than any such obligations that relate specifically to a particular Stockholder, such as indemnification with respect to representations and warranties given by a Stockholder regarding such Stockholder's title to and ownership of Stockholder Shares); provided, that no Stockholders shall be obligated in connection with any Approved Sale to agree to indemnification in an amount in excess of the net proceeds received by such Stockholder in such Approved Sale.

         5.       Right to Participate in Certain Sales of Additional
                  Securities.

                  (a) The Company agrees that it will not sell or issue (i) any shares of capital stock of the Company, (ii) securities convertible into or exchangeable for capital stock of the Company or (iii) options, warrants or rights carrying any rights to purchase capital stock of the Company, unless the Company first submits a written offer to each TA Investor and Principal Management Stockholder who holds any shares of capital stock of the Company (collectively, the "Offerees") identifying the terms of the proposed sale (including price, number or aggregate principal amount of securities and all other material terms), and offers to each Offeree the opportunity to purchase its Pro Rata Allotment (as hereinafter defined) of the securities (subject to increase for over-allotment if some Offerees do not fully exercise their rights) on terms and conditions, including price, not less favorable than those on which the Company proposes to sell such securities to a third party or parties. Each Offeree's "Pro Rata Allotment" of such securities shall be based on the ratio which the Common Stockholder Shares then owned by it bears, on an as-converted basis, to all of the then issued and outstanding Common Stockholder Shares as of

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the date of such written offer. The Company's offer pursuant to this Section
5(a) shall remain open and irrevocable for a period of 15 days, and the recipients of such offer shall elect to purchase by giving written notice thereof to the Company within such 15-day period, including therein the maximum number of securities which the Offeree would purchase if other Offerees do not elect to purchase, with the rights of electing Offerees to purchase such additional securities to be based upon the relative holdings of Common Stockholder Shares of the electing Offerees in the case of over-subscription. Any securities so offered which are not purchased pursuant to such offer may be sold by the Company, but only on the terms and conditions set forth in the initial offer, at any time within 120 days following the termination of the above-referenced 15-day period but may not be sold to any other person or on terms and conditions, including price, that are more favorable to the purchaser than those set forth in such offer or after such 120-day period without renewed compliance with this Section 5(a).

                  (b) Notwithstanding the foregoing, the right to purchase granted under this Section 5 shall be inapplicable with respect to the sale or issuance of (i) options to purchase shares of Common Stock granted or to be granted pursuant to any employee or physician compensation plan approved by both the Board and the Stockholders, (ii) securities issued as a result of any stock split, stock dividend, reclassification or reorganization or similar event with respect to the Common Stock, (iii) shares of Common Stock issued upon conversion of the Convertible Preferred Stock or upon the exercise of the warrants to purchase Common Stock issued to the underwriters of Target's initial Public Offering or warrants issued to the Company's lenders at the time of the closing of the Merger, (iv) shares of Common Stock, or securities convertible into or exchangeable for Common Stock, issued in connection with acquisitions or other business ventures that are approved by the Board, or (v) a maximum of 10,000 shares of Common Stock per year (as adjusted appropriately for stock splits, stock dividends and other similar events).

         6. Public Disclosures. The Company shall not, nor shall it permit any Subsidiary to, disclose any TA Investor's name or identity as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of such TA Investor, unless such disclosure is required (or reasonably believed to be required) by applicable law or governmental regulations or by order of a court of competent jurisdiction, and in the event such disclosure is required by applicable law or government regulations, then prior to making such disclosure the Company shall give written notice to such TA Investor describing in reasonable detail the proposed content of such disclosure and shall permit such TA Investor to reasonably review and comment in a timely manner upon the form and substance of such disclosure.

         7.       Securities Law Restrictions on Transfer of Stockholder Shares.

                  (a) General Provisions. Subject to the other limitations contained in this Agreement, Stockholder Shares are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission ("SEC") (or any similar rule or rules then in force) if such rule is available and (iii) subject to the conditions specified in Section 7(b) below, any other legally available means of transfer.

                  (b) Opinion Delivery. In connection with the transfer of any Stockholder Shares (other than a transfer described in clauses (i) or (ii) of Section 7(a) above or a transfer to the Company pursuant to Section 3(a) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Stockholder Shares may be effected without registration of such Stockholder Shares under the Securities Act. In addition, if the holder of the Stockholder Shares delivers to the Company an opinion of such counsel that no subsequent transfer of such Stockholder Shares shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Stockholder Shares which do not bear the Securities Act portion of the legend set forth in Section 7(d). If the Company is not required to deliver new certificates for such Stockholder Shares not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section.

                  (c) Rule 144A. Upon the request of any Stockholder, the Company shall promptly supply to such Person or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the SEC.

                  (d) Legend. Each certificate or instrument representing Stockholder Shares shall be imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON ____________, 1999, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE STOCKHOLDERS AGREEMENT, DATED AS OF JUNE 10, 1999, AND AS AMENDED AND MODIFIED FROM TIME TO TIME, BETWEEN THE ISSUER (THE "COMPANY") AND CERTAIN INVESTORS, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE."

                  (e) Legend Removal. If any Stockholder Shares become eligible for sale pursuant to Rule 144(k), as confirmed by an opinion of counsel, the Company shall, upon the request of the holder of such Stockholder Shares, remove the Securities Act portion of the legend set forth in Section 7(d) from the certificates for such Stockholder Shares.

         8.       Definitions.

         "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise, and if such Person is a partnership, "Affiliate" shall also mean each general partner and limited partner of such Person. Without limiting the generality of the foregoing, each investment fund managed by TA Associates, Inc. or any successor thereto shall be deemed to be an Affiliate of each of the initial holders of the TA Shares.

         "Common Stock" means the Company's Common Stock, par value $.001 per share, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

         "Common Stockholder Shares" means Stockholder Shares which are (i) Common Stock, (ii) warrants, options or other rights to subscribe for or to acquire, directly or indirectly, Common Stock, whether or not then exercisable or convertible, and (iii) stock or other securities which are convertible into or exchangeable for, directly or indirectly, Common Stock, whether or not then convertible or exchangeable (including, without limitation, the Convertible Preferred Stock). As to any particular Common Stockholder Shares, such shares shall cease to be Common Stockholder Shares when they have been disposed of in a Public Sale or repurchased by the Company or any Subsidiary. References in this Agreement to a majority of, or a certain percentage of, the Common Stockholder Shares, shall be deemed to be references to a majority of the Common Stock represented by the Common Stockholder Shares or a certain percentage of the Common Stock represented by the Common Stockholder Shares, calculated on a fully-diluted basis, as applicable.

         "Convertible Preferred Stock" means the Company's Convertible Participating Preferred Stock, par value $.001 per share.

         "Family Group" means, in the case of any individual, his spouse and/or descendants, and any trust, family limited partnership or other entity solely for the benefit of such person and/or his spouse and/or descendants.

         "Management Shares" means any capital stock, warrants, options or other rights which constitute Stockholder Shares hereunder and which were initially issued to Management Stockholders. References in this Agreement to "a majority of the Management Shares" shall be deemed to be references to a majority of the Management Shares that are Common Stockholder Shares, calculated on a fully-diluted basis.

         "Management Stockholders" means all Stockholders who are not TA Investors.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "Public Offering" means the sale, in an underwritten public offering registered under the Securities Act, of shares of the Company's Common Stock.

         "Public Sale" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

         "Qualified Public Offering" has the meaning set forth in the Charter.

         "Sale of the Company" means (i) any sale, transfer or issuance or series of sales, transfers and/or issuances of capital stock of the Company by the Company or any holders thereof which results in any Person or group of Persons (as the term "group" is used under the Exchange Act of 1934, as amended), other than Persons who are holders of Stockholder Shares as of immediately after the Merger, owning capital stock of the Company possessing the voting power (under ordinary circumstances) to elect a majority of the Board, and (ii) any sale or transfer of all or substantially all of the assets of the Company and its Subsidiaries.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Stockholder Shares" means (i) any capital stock of the Company purchased or otherwise acquired by any Stockholder, (ii) any warrants, options or other rights to subscribe for or to acquire, directly or indirectly, any capital stock of the Company, purchased or otherwise acquired by any Stockholder, whether or not then exercisable or convertible, and (iii) any stock or other securities which are convertible into or exchangeable for, directly or indirectly, any capital stock of the Company, purchased or otherwise acquired by any Stockholder, whether or not then convertible or exchangeable, (iv) any securities or rights issued or issuable directly or indirectly with respect to the securities and rights referred to in clauses (i), (ii) and (iii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Stockholder Shares, such shares shall cease to be Stockholder Shares when they have been disposed of in a Public Sale or repurchased by the Company or any Subsidiary.

         "Subsidiary" or "Subsidiaries" means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of such Person or entity or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity.

         "TA Investors" means TA/Advent VIII, L.P., TA/Atlantic and Pacific IV, L.P., TA Investors LLC and TA Executives Fund, LLC, and their Affiliates.

         "TA Shares" means any capital stock, warrants, options or other rights which constitute Stockholder Shares hereunder and which were initially issued to any TA Investor. References in this Agreement to "a majority of the TA Shares" shall be deemed to be references to a majority of the TA Shares that are Common Stockholder Shares, calculated on a fully-diluted basis.

         9. Additional Stockholders. In connection with the issuance of any additional equity securities of the Company to any Person, the Company may permit such Person to become a party to this Agreement and succeed to all of the rights and obligations of a "Stockholder" under this Agreement by obtaining the consent of the holders of a majority of the Common Stockholder Shares and an executed counterpart signature page to this Agreement, and, upon such execution, such Person shall for all purposes be a "Stockholder" party to this Agreement.

         10.      Miscellaneous Provisions.

                  (a) Termination. This Agreement shall terminate and be of no further force and effect upon the closing of a Qualified Public Offering or a Sale of the Company. Notwithstanding anything herein to the contrary, this Agreement shall become effective upon the Effective Time of the Merger and shall terminate and be of no further force and effect upon the termination of the Merger Agreement pursuant to Section 9.1 thereof.

                  (b) Amendment and Waiver. Except as otherwise provided herein, no modification, amendment, or waiver of any provision of this Agreement will be effective against the Company or the holders of Stockholder Shares, unless such modification, amendment, or waiver is approved in writing by the Company and the holders of at least a majority of each of the TA Shares and the Management Shares; provided, however, that in the event that such amendment or waiver (i) is with respect to any provision of this Agreement which contains rights which are unique to a single holder or group of holders of Stockholder Shares or (ii) would materially and adversely affect a single holder or group of holders of Stockholder Shares in a manner substantially different than any other holders of Stockholder Shares, then such amendment or waiver will require the consent of such holder of Stockholder Shares or a majority of the Common Stockholder Shares held by such group of holders materially and adversely affected. Notwithstanding the foregoing, if an amendment or modification of this Agreement serves merely to add a party hereto, then such amendment or modification will be effective against the Company and the holders of Stockholder Shares if such amendment or modification is approved in writing by the Company, the holders of a majority of the Common Stockholder Shares and such new party hereto. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

                  (c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (d) Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  (e) Successors and Assigns. Except as expressly otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them.

                  (f) Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

                  (g) Remedies. The parties hereto shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

                  (h) Notices. Any notice provided for in this Agreement shall be in writing and shall be either (i) personally delivered, (ii) sent by registered or certified mail (return receipt requested and postage prepaid),
(iii) sent by reputable overnight courier service (charges prepaid), or (iv) sent by facsimile, in each case, to the Company at the address set forth below and to any other recipient at the address indicated on the Notices Schedule attached hereto, or if such recipient is not listed on the Notices Schedule attached hereto, at the address indicated by the Company's records. Any Person may change its address for purposes of this Agreement by providing prior notice of such change to the other parties hereto in accordance with this Section. Notices will be deemed to have been given hereunder (i) when delivered personally, (ii) three days after being mailed, (iii) one day after deposit with a reputable overnight courier service, or (iv) in the cases of notices sent by facsimile, when receipt is acknowledged. The Company's address is:

                  Physicians Specialty Corp
                  The Pavilion at Lake Hearn
                  1150 Lake Hearn Drive
                  Atlanta, GA 30342
                  Attention: Ramie A. Tritt, M.D.
                             President and Chairman
                  Facsimile: (404) 250-0162

The TA Investors' address is:

                  c/o TA Associates, Inc.
                  High Street Tower, Suite 2500
                  125 High Street
                  Boston, MA  02110
                  Attention:   Richard Tadler
                               David S.B. Lang
                  Facsimile:  (617) 574-6728

                  With a copy to:

                  Goodwin, Procter & Hoar  LLP
                  Exchange Place
                  Boston, Massachusetts  02109
                  Attn:    Kevin M. Dennis, Esq.
                           Joseph L. Johnson III, P.C.
                  Facsimile:  (617) 523-1231

                  (i) Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or other conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                  (j) Dispute Resolution. All disputes, claims, or controversies arising out of or relating to this Agreement or the negotiation, validity or performance hereof that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted before JAMS/Endispute, Inc. or its successor. The arbitration shall be held in Boston, Massachusetts before a single arbitrator, acceptable to the holders of a majority of the

Common Stockholder Shares, and shall be conducted in accordance with the rules and regulations promulgated by JAMS/Endispute, Inc. unless specifically modified herein.

         Whenever a party shall decide to initiate arbitration proceedings it shall first give written notice of its intent to do so to all other parties hereto. The parties covenant and agree that during the sixty (60) day period following such notice, they shall make good faith efforts to resolve the dispute without arbitration; provided, that if such dispute cannot be resolved within such sixty (60) day period, then the arbitration shall commence upon termination of such sixty (60) day period.

                  (k) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

                  (l) Construction. Whenever the context requires, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter. All references to Sections and Paragraphs refer to sections and paragraphs of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than limitation.

                  (m) Board Approval. Whenever this Agreement calls for or refers to the consent or approval of any matter by any holder or holders of TA Shares or Management Shares, such consent or approval shall be deemed given by such holder if each of such holder's designees on the Board has, in his capacity as a director of the Company, given his consent or approval with respect to such matter at a duly convened meeting of the Board or pursuant to an effective unanimous written consent of the Board, unless, with respect to any given matter, such holder notifies the Company in writing that the consent or approval at the Board level by such holder's designees on the Board does not constitute the consent or approval by such holder itself.

                  (n) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.

                                        TA MERGERCO, INC


                                        By: /s/ Richard Tadler
                                           -------------------------------------
                                           Richard Tadler
                                           President and Chief Executive Officer

                                                        [Stockholders Agreement]




                      [STOCKHOLDER SIGNATURE PAGES OMITTED]